APPENDIX A

PILLARSTONE CAPITAL REIT

And

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Rights Agent

RIGHTS AGREEMENT

Dated as of December 27, 2021

39297111.3

Exhibits

39297111.3

Exhibit A    Form of Articles Supplementary
Exhibit B    Form of Rights Certificate
Exhibit C    Form of Summary of Rights

39297111.3

RIGHTS AGREEMENT

    THIS RIGHTS AGREEMENT, dated as of December 27, 2021 (this “Agreement”), between Pillarstone Capital REIT, a Maryland real estate investment trust (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 1 hereof or as otherwise defined elsewhere in this Agreement.

    WHEREAS, the Board of Trustees of the Company (the “Company Board”) has (a) adopted resolutions creating a series of preferred shares of beneficial interest designated as “Series D Preferred Shares,” (b) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share outstanding as of the Close of Business on December 27, 2021 (the “Record Date”), and (c) authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant hereto) in respect of each Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights may be issued in respect of Common Shares that shall become outstanding after the Distribution Date but before the Expiration Date in accordance with Section 22 hereof.

    WHEREAS, each Right initially represents the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one Unit of a Preferred Share (subject to adjustment as provided herein) having the rights, powers and preferences set forth in the form of the Rights Certificate attached hereto as Exhibit B.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties, intending to be legally bound, hereby agree as follows:

    Section 1.    Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

        (a)    “Acquiring Person” shall mean any Person, together with all Affiliates and Associates of such Person, who or which is the Beneficial Owner of 5% or more of the Common Shares then outstanding, but shall not include (i) an Exempt Person or (ii) a Passive Institutional Investor, so long as, in the case of this clause (ii), such Person is not the Beneficial Owner of 20% or more of the Common Shares then outstanding, but subject to the provisions in the definition of “Passive Institutional Investor”; provided, however, that:

            (i)    if, as of the date hereof or prior to the first public announcement of the adoption of this Agreement, a Person (other than a Person who acquires or Beneficially Owns issued and outstanding Common Shares as a result of the exercise of Partnership Unit Redemption Rights) is or becomes the Beneficial Owner of 5% (20% in the case of a Passive Institutional Investor) or more of the Common Shares outstanding, then such Person shall not be deemed to be or to have become an “Acquiring Person,” unless and until such time as such Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of any additional Common Shares (other than pursuant to a dividend or other distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares or under the circumstances described under Section 1(a)(iii) hereof), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 5% (20% in the case of a Passive Institutional Investor) or more of the Common Shares then outstanding;

            (ii)    if the Company Board determines that a Person who would otherwise be an “Acquiring Person” became the Beneficial Owner of a number of Common Shares such that such Person would otherwise qualify as an “Acquiring Person” (1) inadvertently (including because (A) such Person was unaware that it beneficially owned that number of Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and (2) without any intention of obtaining, changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person,” unless and until such Person shall have failed to divest itself, as soon as practicable (as determined by the Company Board), of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer otherwise qualify as an “Acquiring Person;”

            (iii)    no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company to its trustees, officers or employees or through the exercise of any options, warrants, rights or similar interests (including restricted shares and restricted share units) granted by the Company to its trustees, officers or employees, unless and until such Person shall thereafter become the Beneficial Owner of any additional Common Shares (other than pursuant to a dividend or other distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 5% (20% in the case of a Passive Institutional Investor) or more of the Common Shares then outstanding; and

            (iv)    no Person shall become an “Acquiring Person” solely as the result of the acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportional number of Common Shares beneficially owned by such Person; provided, however, that if (x) a Person would become an Acquiring Person (but for the operation of this subclause (iv)) as a result of the acquisition of Common Shares by the Company and (y) after such share acquisition by the Company, such Person becomes the Beneficial Owner of any additional Common Shares (other than pursuant to a dividend or other distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed an Acquiring Person unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 5% (20% in the case of a Passive Institutional Investor) or more of the Common Shares then outstanding.

    Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Company Board determines were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Company Board shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

        (b)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date hereof.

        (c)    A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to have “Beneficial Ownership” of and to “beneficially own,” any securities:

            (i)    which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Regulations”) as in effect on the date hereof;

            (ii)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote (whether such right is exercisable immediately or only after the passage of time, upon the satisfaction of conditions (whether or not within the control of such Person), upon compliance with regulatory requirements, or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own,” any securities as a result of such agreement, arrangement or understanding if such agreement, arrangement or understanding to vote such securities (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

            (iii)    which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such first Person (or any of such first Person’s Affiliates or Associates) has (x) any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subclause (ii) of this paragraph (c)) or disposing of such securities, or (y) any agreement, arrangement or understanding (whether or not in writing) to cooperate in obtaining, changing or influencing control of the issuer of such securities;

            (iv)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time, upon the satisfaction of conditions (whether or not within the control of such Person), upon compliance with regulatory requirements, or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” (A) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities which such Person has the right to acquire upon exercise of Rights at any time prior to the occurrence of a Triggering Event, (C) securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date (or on the Distribution Date in accordance with Section 3(g)) or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof or Section 11(n) hereof in connection with an adjustment made with respect to any Original Rights, or (D) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Company Board prior to such Person becoming an Acquiring Person; or

            (v)    which are beneficially owned, directly or indirectly, by a Counterparty (or any such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without reduction for and otherwise without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of Common Shares that a Person is deemed to beneficially own pursuant to this subclause (v) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided further, however, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this subclause (v) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;

    provided further, however, that:

            (x)    no decision reached, or action taken, by the Company Board or any committee thereof shall cause any Person (or any Affiliate or Associate of such Person) who is a member of the Company Board or such committee to be deemed, for the purposes of this Agreement, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own” any securities that are beneficially owned by any other Person (or any Affiliate or Associate of such Person) who is a member of the Company Board or any committee thereof solely by reason of such membership on the Company Board or any committee thereof or participation in the decisions or actions thereof on the part of either or both of such Persons,

            (y)    no Person who is an officer, director, trustee or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own” any securities that are beneficially owned, including in a fiduciary capacity, by an Exempt Person or by any other such officer, director, trustee or employee of an Exempt Person, and

            (z)    no Partnership Unit Holder shall be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own” any securities which may be issued to such Partnership Unit Holder in exchange for such Partnership Unit Holder’s Partnership OP Units or Partnership Preference Units pursuant to the terms and conditions of the Operating Partnership Agreement, unless and until such Partnership Unit Holder delivers a Notice of Redemption (as defined in the Operating Partnership Agreement) to the Operating Partnership, at which time such Partnership Unit Holder shall be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, and to “beneficially own” such securities.

    With respect to any Person, for all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding Common Shares of which such Person is the Beneficial Owner, shall (x) include the number of Common Shares not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement, but the number of Common Shares not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding Common Shares beneficially owned by any other Person (unless such other Person is also otherwise deemed to beneficially own for purposes of this Agreement such Common Shares not outstanding) and (y) include the number of

Common Shares outstanding of which such Person beneficially owns or attempts to beneficially own in violation of Section 7.2.1 of the Declaration of Trust, even if such Common Shares are transferred to a charitable trust.

        (d)    “Book Entry” shall mean an uncertificated book entry for any Common Share or Preferred Share.

        (e)    “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the state of New York or Texas are authorized or obligated by law or executive order to close.

        (f)    “Cash Amount” means the “Cash Amount” as defined in the Operating Partnership Agreement.

        (g)    “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

        (h)    “Common Shares” when used with reference to the Company or without reference, shall mean the common shares of beneficial interest, presently $0.01 par value per share, of the Company. “Common Shares” when used with reference to any Person other than the Company, shall mean the common shares or common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

        (i)    “Company” has the meaning given it in the preamble of this Agreement, and also means a Principal Party to the extent provided in Section 13(b).

        (j)    “Continuing Trustee” means any member of the Company Board (while the Person is a member of the Company Board) who is not an Acquiring Person (or an Affiliate or Associate of an Acquiring Person) or a representative or nominee of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person), and who either (x) was a member of the Company Board immediately prior to the date of this Agreement or (y) on or subsequent to the date of this Agreement became a member of the Company Board and whose nomination for election or election to the Company Board is recommended or approved by a majority of the Continuing Trustees.

        (k)    “Declaration of Trust” means the Articles of Amendment and Restatement of the Declaration of Trust of the Company, as amended and supplemented and in effect as of the date of this Agreement.

        (l)    “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Common Shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether (i) obligations under such contract are required or permitted to be settled through the delivery of cash, Common Shares or other property or (ii) such contract conveys any voting rights in Common Shares, without reduction for and otherwise without regard to any short or similar position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-

based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

        (m)    “Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Shares for or pursuant to the terms of any such employee benefit plan or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company, (iv) any Charitable Trust or Charitable Trustee (each as defined in the Declaration of Trust), or (v) any Person who or which, together with all Affiliates and Associates of such Person, at the time of the first public announcement of this Agreement, is a Beneficial Owner of 5% or more of the Common Shares then outstanding as a result of such Person’s Beneficial Ownership of Common Shares issued and outstanding at the time of such first public announcement, Class A Cumulative Convertible Preferred Shares of beneficial interest, presently $0.01 par value per share, of the Company issued and outstanding at the time of such first public announcement, and/or Class C Convertible Preferred Shares of beneficial interest, presently $0.01 par value per share, of the Company (“Class C Preferred Shares”) issued and outstanding at the time of such first public announcement (a “Grandfathered Shareholder”); provided, that if a Grandfathered Shareholder becomes, after such time, the Beneficial Owner (other than pursuant to the unilateral grant of any security by the Company to its trustees, officers or employees or through the exercise of any options, warrants, rights or similar interests (including restricted shares and restricted share units) granted by the Company to its trustees, officers or employees under the circumstances described under Section 1(a)(iii) hereof) of any additional Common Shares (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of Common Shares then outstanding Beneficially Owned by such Grandfathered Shareholder) then such Grandfathered Shareholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Common Shares, such Person is not the Beneficial Owner of 5% or more of the Common Shares then outstanding; provided, further, that upon the first decrease of a Grandfathered Shareholder’s Beneficial Ownership below 5%, such Grandfathered Shareholder shall no longer be deemed to be a Grandfathered Shareholder and this clause (v) shall have no further force or effect with respect to such Person. For the avoidance of doubt, in the event that after the time of the first public announcement of this Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Shareholder is deemed to be the Beneficial Owner of Common Shares expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Shareholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different Common Shares that confers Beneficial Ownership of Common Shares shall be considered the acquisition of Beneficial Ownership of additional Common Shares by the Grandfathered Shareholder and render such Grandfathered Shareholder an Acquiring Person for purposes of this Agreement unless, upon such acquisition of Beneficial Ownership of additional Common Shares, such person is not the Beneficial Owner of 5% or more of the Common Shares then outstanding.

        (n)    “Operating Partnership” means Pillarstone Capital REIT Operating Partnership LP, a Delaware limited partnership.

        (o)    “Operating Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 8, 2016, as amended and in effect as of the date of this Agreement.

        (p)    “Partnership Unit Redemption Rights” means the rights that a Partnership Unit Holder has to require the Company to redeem from time to time part or all of the Partnership Unit Holder’s Partnership OP Units for the consideration set forth in the Operating Partnership Agreement.

        (q)    “Passive Institutional Investor” shall mean any Person (other than a Person who acquires or Beneficially Owns Common Shares as a result of the exercise of Partnership Unit Redemption Rights) who or which has reported and is entitled to report Beneficial Ownership of Common Shares on Schedule 13G under the Exchange Act (or any comparable or successor report), but only so long as (i) such Person is eligible to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), and (ii) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) and such Person does not hold Common Shares on behalf of any other Person who is required to report Beneficial Ownership of Common Shares on such Schedule 13D; provided that if a formerly Passive Institutional Investor should report or become required to report Beneficial Ownership of Common Shares on Schedule 13D, then that formerly Passive Institutional Investor will not be deemed to be or to have become an Acquiring Person if (A) at the time it reports or becomes required to report Beneficial Ownership of Common Shares on Schedule 13D, that formerly Passive Institutional Investor has Beneficial Ownership of less than 5% of the Common Shares then outstanding, or (B) (1) it divests as promptly as practicable (but in any event not later than ten calendar days after becoming required to report on Schedule 13D) Beneficial Ownership of a sufficient number of Common Shares so that it would no longer be an “Acquiring Person,” and (2) prior to reducing its Beneficial Ownership of Common Shares then outstanding to below 5%, it does not increase its Beneficial Ownership of Common Shares then outstanding (other than by reason of share purchases by the Company) above such Person’s lowest Beneficial Ownership of Common Shares then outstanding at any time during such ten calendar day period.

        (r)    “Person” shall mean any individual, partnership, firm, limited liability company, corporation, association, trust, unincorporated organization or other entity, and shall include any successor (by merger, consolidation or otherwise) to such entity.

        (s)    “Preferred Shares” shall mean the Series D Preferred Shares, par value $0.01 per share, of the Company having the rights and preferences set forth in the Form of Articles Supplementary attached hereto as Exhibit A.

        (t)    “Share Acquisition Date” shall mean (x) the first date of public announcement (including the filing of any report, or any amendment to any report, on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report)) by the Company or an Acquiring Person that an Acquiring Person has become such or (y) such earlier date, as determined by the Company Board, on which an Acquiring Person has become such.

        (u)    “Shares Amount” means the “Shares Amount” as defined in the Operating Partnership Agreement.

        (v)    “Subsidiary” shall mean, with reference to any Person, any other Person of which an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or trustees or equivalent governing body of such other Person is beneficially owned, directly or indirectly, by such first-mentioned Person, or any other Person otherwise controlled by such first-mentioned Person.

        (l)    “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

    In addition, the following terms are defined in the Sections indicated below:

Defined Term	Section Number
Adjustment Shares	11(a)(ii)
Agreement	Preamble
Authorized Officer	5(a)
Class C Holder	3(h)
Class C Preferred Shares	1(m)
Company Board	Recitals
Company	Preamble
current per share market price	11(d)
Distribution Date	3(a)
Equivalent Preferred Shares	11(b)
Exchange Ratio	24(a)
Expiration Date	7(a)
Grandfathered Shareholder	1(m)
NASDAQ	11(d)(i)
Partnership OP Units	3(g)
Partnership Preference Units	3(g)
Partnership Unit Holder	3(g)
Post-Transferee	7(e)(ii)
Pre-Transferee	7(e)(iii)
Principal Party	13(b)
Purchase Price	7(b)
Record Date	Recitals
Redemption Price	23(a)
Registration Statement	9(c)(i)
Right	Recitals
Rights Agent	Preamble
Rights Certificates	3(a)
Section 11(a)(ii) Event	11(a)(ii)
Section 13 Event	13(a)
Section 23(c) Event	23(c)
Securities Act	9(c)(i)
Security	11(d)(i)
Summary of Rights	3(b)
Trading Day	11(d)(i)
Trust	24(a)
Trust Agreement	24(a)
Unit	7(b)

Section 2.    Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

    Section 3.    Issuance of Rights Certificates.

        (a)    Until the Close of Business on the earlier of (i) the tenth Business Day after the Share Acquisition Date, and (ii) such date, if any, prior to the occurrence of a Section 11(a)(ii) Event, as may be determined by action of the Company Board, after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender offer or exchange offer the consummation of which would result in any Person (other than an Exempt Person) being or becoming an Acquiring Person (the earlier of such dates in (i) and (ii) above being the “Distribution Date”, provided, however, that if either of such dates occurs after the date of this Agreement and on or prior to the Record Date, then the Distribution Date shall be the Record Date):

            (x)    the Rights will be evidenced (subject to the other provisions of this Section 3) by the certificates evidencing Common Shares registered in the names of the holders thereof (or by Book Entry Common Shares) and not by separate certificates or book entry, and the record holders of such certificates evidencing the Common Shares (and the record holders of such Book Entry Common Shares) shall be the record holders of the Rights evidenced thereby, and

            (y)    the Rights will be transferable only in connection with the transfer of the underlying Common Shares, including a transfer to the Company.

    As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each Common Share so held, subject to adjustment as provided herein; provided, however, that notwithstanding anything to the contrary herein, the Company may choose to use book entry in lieu of physical certificates, in which case “Rights Certificates” shall be deemed to mean the uncertificated book entry evidencing the related Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

        (b)    As promptly as practicable following the Record Date, the Company shall make available a copy of the Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), to each record holder of Common Shares as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person) who may request it prior to the Expiration Date. With respect to certificates evidencing Common Shares (or Book Entry Common Shares) outstanding as of the Record Date or issued subsequent to the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or such Book Entry Common Shares). Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate evidencing Common Shares (or any Book Entry Common

Shares) outstanding as of the Record Date (whether with or without a copy of the Summary of Rights) shall also constitute the transfer of the Rights associated with the Common Shares evidenced thereby.

        (c)    Rights shall, without any further action, be issued in respect of all Common Shares which are issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof after the Distribution Date.

        (d)    Certificates evidencing such Common Shares issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof after the Distribution Date, shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Pillarstone Capital REIT, a Maryland real estate investment trust (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), dated as of December 27, 2021 (as amended from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

With respect to any Book Entry Common Shares, such legend shall be included in a notice to the record holder of such Common Shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Book Entry Common Shares, until the Distribution Date, the Rights associated with the Common Shares evidenced by such certificates or Book Entry Common Shares shall be evidenced by such certificates or Book Entry Common Shares alone, and the surrender for transfer of any such certificate or Book Entry Common Shares, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Shares evidenced thereby.

    Notwithstanding this Section 3(d), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

        (e)    In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and returned so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

        (f)    Notwithstanding anything to the contrary contained herein, Common Shares, Preferred Shares and Rights (and any securities issuable on their exercise) may be issued, evidenced and transferred by book-entry and not evidenced by physical certificates. Where Common Shares, Preferred Shares and Rights (and any securities issuable on their exercise) are held in uncertificated form, they shall be held subject to the terms and conditions of this Agreement applicable to certificated shares or Rights, and the Company and the Rights Agent shall cooperate in all respects to give effect to the intent of the provisions contained herein.

        (g)    Prior to the Distribution Date, holders (other than the Company) (a “Partnership Unit Holder”) of partnership units in the Operating Partnership designated as “Class A Units” (“Partnership OP Units”) and/or of any other class of partnership units in the Operating Partnership designated as other than “Class A Units” (“Partnership Preference Units”) shall not hold, and shall not be deemed as holding, any Rights solely by reason of the Partnership Unit Holder holding any Partnership OP Unit or Partnership Preference Unit. On the Distribution Date (or, notwithstanding the immediately preceding sentence, such earlier time as required by the Operating Partnership Agreement), proper provision shall be made by the Company in order to provide each Partnership Unit Holder with the number of Rights, evidenced by Rights Certificates, if any, as would be issued to the applicable Partnership Unit Holder as if (i) the Partnership Unit Holder had exercised its Partnership Unit Redemption Rights with respect to all Partnership OP Units (assuming that all Partnership Preference Units held by the Partnership Unit Holder, to the extent such Partnership Preference Units were so convertible, had been converted into Partnership OP Units in accordance with the terms of such Partnership Preference Units, any term sheets related thereto and the Operating Partnership Agreement) held by the Partnership Unit Holder immediately prior to the Distribution Date and (ii) the Company had elected to satisfy the Partnership Unit Redemption Rights by paying the Partnership Unit Holder the Shares Amount (rather than the Cash Amount) (such Shares Amount to be calculated without giving effect to any issuance, exercise or exchange of any Rights) immediately prior to the Distribution Date pursuant to the terms and conditions of the Operating Partnership Agreement. Each Partnership Unit Holder shall thereafter have all of the rights, privileges, benefits and obligations with respect to the Rights as are provided for herein with respect to holders of Rights. Notwithstanding the foregoing, no Rights (or Rights Certificates evidencing such Rights) shall be provided (x) to any Partnership Unit Holder who is an Acquiring Person or an Associate or Affiliate of an Acquiring Person (including but not limited to becoming an Acquiring Person through the conversion or redemption of Partnership OP Units and/or Partnership Preference Units) or (y) if such Rights have become null and void pursuant to Section 7(e).

        (h)    On the Distribution Date, proper provision shall be made by the Company in order to provide each holder (other than the Company) (“Class C Holders”) of Class C Preferred Shares with the number of Rights, evidenced by Rights Certificates, as would be issued to the applicable Class C Holder as if the Class C Holder had converted all Class C Preferred Shares (assuming that all Class C Preferred Shares held by the Class C Holder, to the extent such Class C Shares were so convertible, had been converted into Common Shares in accordance with the terms of such Class C Preferred Shares) held by the Class C Holder into Common Shares immediately prior to the Distribution Date. Each Class C Holder shall thereafter have all of the rights, privileges, benefits and obligations with respect to the Rights as are provided for herein with respect to holders of Rights. Notwithstanding the foregoing, no Rights (or Rights Certificates evidencing such Rights) shall be provided (x) to any Class C Holder who is an Acquiring Person or an Associate or Affiliate of an Acquiring Person or (y) if such Rights have become null and void pursuant to Section 7(e).

Section 4.    Form of Rights Certificates. The Rights Certificates (and the forms of election to purchase and of assignment and the certificates to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted or to conform to usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or in the case of Rights issued in respect of Common Shares issued by the Company after the Record Date, as of the date of issuance of such Common Shares) and on their face shall entitle the holders thereof to purchase such number of Units of a Preferred Share as shall be set forth therein at the price set forth therein, provided, however, that the amount and type of securities or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

    Section 5.    Countersignature and Registration.

        (a)    Any Rights Certificates shall be executed on behalf of the Company by its president, a vice president, the chief executive officer, the chief operating officer, the chief financial officer, the chairman of the board, or the vice chairman of the board (each, an “Authorized Officer”), shall be attested by the secretary, assistant secretary or any other Authorized Officer of the Company, and shall have affixed thereto the Company’s seal (if any) or a facsimile or other recorded electronic form thereof. The signature of any of these officers on the Rights Certificates may be manual, facsimile or other recorded electronic form. The Rights Certificates shall be countersigned (whether manually, by facsimile or other recorded electronic form) by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

        (b)    Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for surrender of Rights Certificates upon exercise or transfer thereof, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

Section 6.    Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

        (a)    Subject to the provisions of this Agreement, at any time which is both after the Distribution Date and prior to the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates evidencing Rights that have become null and void pursuant to Section 7(e)) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Units of a Preferred Share (or other securities or assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder, in the case of a transfer) to purchase.

    Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. The Rights Certificates are transferrable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action with respect to the transfer of any such surrendered Rights Certificate unless and until the registered holder thereof shall have properly completed and duly executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate, shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request and shall have paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required hereunder. Thereupon the Rights Agent shall, subject to the provisions of this Agreement, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under this Agreement that requires the payment of taxes or charges unless and until it is reasonably satisfied that all such taxes and/or changes have been paid.

        (b)    Subject to the provisions hereof, at any time which is both after the Distribution Date and prior to the Expiration Date, if a Rights Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Rights evidenced thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and evidencing the equivalent number of Rights, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

        (c)    Notwithstanding any other provisions hereof, the Company may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights represented by Rights Certificates, to the extent permitted by applicable law.

Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights.

        (a)    At any time which is both after the Distribution Date and prior to the earliest of (i) the Close of Business on December 27, 2024, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in clause (D) of the proviso to subclause (iv) of the definition of Beneficial Ownership in Section 1(c) hereof, at which time the Rights are terminated, (iv) the Business Day immediately following the Company’s 2022 annual meeting of shareholders (including any adjournment thereof) if this Agreement shall not have been approved, on or before such date, by the affirmative vote of the holders of a majority of the voting power present, in person or by proxy, and entitled to vote at a meeting of the Company’s shareholders duly held in accordance with the Declaration of Trust, the Company’s bylaws and Maryland law, and (v) the time at which the Rights are exchanged as provided in Section 24 hereof (the earliest of (i), (ii), (iii), (iv) and (v) being the “Expiration Date”), the registered holder of any Rights Certificate may, subject to the other provisions hereof, exercise the Rights evidenced thereby, in whole or in part, upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the number of Units of a Preferred Share (or other securities or assets, as the case may be) for which such surrendered Rights are then exercisable.

        (b)    The purchase price for each one one-thousandth of a Preferred Share (each such one one-thousandth of a Preferred Share being a “Unit”) upon exercise of Rights shall be $7.00, subject to adjustment from time to time as provided in Sections 11 and 13 hereof (such purchase price, as so adjusted, being the “Purchase Price”), and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

        (c)    Except as otherwise provided herein, upon receipt of a Rights Certificate evidencing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the aggregate Purchase Price for the number of Units of a Preferred Share (or other securities or assets, as the case may be) to be purchased thereby and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9(e) hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon:

            (i)    promptly (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for the Preferred Shares) a certificate or certificates for the number of Units of a Preferred Share to be purchased (or, in the case of Book Entry Shares or other uncertificated securities, requisition from a transfer agent a notice setting forth the number of shares or other securities to be purchased for which registration will be made on the stock transfer books of the Company), and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the number of Units of a Preferred Share issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of Units of a Preferred Share as are to be purchased (in which case certificates for the Units of a Preferred Share represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request,

            (ii)    promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder,

            (iii)    when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, and

            (iv)    when appropriate, after receipt thereof, deliver such cash referenced in clause (iii) of this Section 7(c), if any, to or upon the order of the registered holder of such Rights Certificate.

        (d)    Except as otherwise provided herein, in case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

        (e)    Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of any Section 11(a)(ii) Event, any Rights beneficially owned by:

            (i)    an Acquiring Person or an Associate or Affiliate of an Acquiring Person,

            (ii)    a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Section 11(a)(ii) Event (a “Post-Transferee”),

            (iii)    a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Section 11(a)(ii) Event pursuant to (A) a transfer (whether or not for consideration) from the Acquiring Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, Common Shares or the Company, or (B) a transfer which a majority of the Company Board (or if during the 180-day period after the occurrence of a Section 23(c) Event (or such other maximum period then allowed under Maryland law), a majority of the Continuing Trustees) has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) (a transferee described in clause (A) or (B), a “Pre-Transferee”), or

            (iv)    any subsequent transferee receiving transferred Rights from a Post-Transferee or Pre-Transferee, either directly or through one or more intermediate transferees,

shall in each of the cases described in clauses (i) through (iv) above be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) hereof are complied with, but shall have no liability to any holder of Rights or any other Person as a result of the Company’s failure to make or delay in making any determinations with respect to an Acquiring Person or its Affiliates or Associates or any transferee or any of them hereunder. From and after the first occurrence of any Section 11(a)(ii) Event, no Rights Certificate shall be issued pursuant to Section 3 or Section 6 hereof that evidences Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Rights Certificate delivered to the Rights

Agent that evidences Rights that are or have become null and void pursuant to the provisions of this paragraph shall be canceled.

        (f)    Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise by such registered holder unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such Rights Certificate or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

    Section 8.    Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, and any Rights Certificate evidencing Rights that have become null and void pursuant to Section 7(e) surrendered for any purpose shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all canceled or destroyed Rights Certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records for the term of this Agreement and any additional time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to Rights Certificates canceled or destroyed by the Rights Agent and shall certify to the Company the accuracy of such records.

Section 9.    Availability of Preferred Shares.

        (a)    The Company shall cause to be kept available out of its authorized and unissued Preferred Shares the number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.

        (b)    So long as the Preferred Shares to be issued and delivered upon the exercise of the Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after the time that the Rights become exercisable, all shares available for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.

        (c)    From and after such time as the Rights become exercisable, if then necessary to permit the issuance of Preferred Shares (or Common Shares or other securities, as the case may be) upon exercise of Rights, the Company shall use its best efforts:

            (i)    to file a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities that may be acquired upon exercise of the Rights (the “Registration Statement”),

            (ii)    to cause the Registration Statement to become effective as soon as practicable after such filing,

            (iii)    to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement and (B) the Expiration Date, and

            (iv)    to take as soon as practicable such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or “blue sky” laws (to the extent exemptions therefrom are not available).

    The Company may temporarily suspend, for a period of time not to exceed 120 days from the date the Rights become exercisable, the exercisability of the Rights in order to prepare and file such registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement under the Securities Act shall not have been declared effective, unless an exemption therefrom is available.

        (d)    The Company shall take all such action as may be necessary to ensure that all Preferred Shares (or other securities of the Company) delivered upon exercise of Rights shall, at the time of delivery of the certificates or depositary receipts therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

        (e)    The Company shall pay any documentary, stamp or other tax or charge imposed in connection with the issuance or delivery of the Rights Certificates or of any Preferred Shares (or any other securities or assets, as the case may be) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or charge imposed in connection with the issuance or delivery of any Units of a Preferred Share (or any other securities or assets, as the case may be), or any certificates or depositary receipts for such Units of a Preferred Share (or any such other securities or assets, as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts for Units of a Preferred Share (or any other securities or assets, as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

    Section 10.    Preferred Shares Record Date. Each Person in whose name any certificate (or depositary receipt) for Units of a Preferred Share (or any other securities or assets, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of a Preferred Share (or any other securities or assets, as the case may be) evidenced thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Share (or any other securities or assets, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Share (or any other securities or assets, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

    Section 11.    Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights. The Purchase Price, the number and kind of securities purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

        (a)    (i)    In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares into a larger number of Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D) issue any shares of beneficial interest of the Company in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided for in this Section 11(a), then the Purchase Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, and the number and kind of shares issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Share transfer books of the Company were still open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of beneficial interest of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

            (ii)    Subject to Section 24 hereof, in the event any Person shall become an Acquiring Person, then, immediately upon the occurrence of such event (a “Section 11(a)(ii) Event”),

                (A)    the Purchase Price shall be adjusted to be equal to (x) the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event multiplied by (y) the number of Units of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, and

                (B)    each holder of a Right (except as otherwise provided in Section 7(e) hereof and Section 11(a)(iii) hereof) shall thereafter have the right to receive, upon exercise of such Right, at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement, and in lieu of Units of a Preferred Share, such number of Common Shares as shall equal the result obtained by dividing (x) the Purchase Price (as so adjusted) by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such Common Shares being the “Adjustment Shares”); provided, however, that the Purchase Price (as so adjusted) and the Adjustment Shares shall, following the Section 11(a)(ii) Event, be subject to further adjustment as appropriate in accordance with this Section 11. From and after the occurrence of a Section 13 Event, any Rights that have not theretofore been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in connection with Section 13 and not pursuant to this Section 11(a)(ii).

            (iii)    In the event that the number of Common Shares authorized but unissued is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), then the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

        (b)    In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Shares (or shares having substantially the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying:

            (i)    the Purchase Price in effect immediately prior to such record date, by

            (ii)    a fraction, (A) the numerator of which shall be the sum of (x) the number of Preferred Shares and Equivalent Preferred Shares outstanding on such record date, plus (y) the number of Preferred Shares and Equivalent Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and (B) the denominator of which shall be the sum of (x) the number of Preferred Shares and Equivalent Preferred Shares outstanding on such record date, plus (y) the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);

provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of beneficial interest of the Company issuable upon the exercise of one Right.

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined by the Company Board, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares and Equivalent Preferred Shares owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c)    In case the Company shall fix a record date for a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying:

            (i)    the Purchase Price in effect immediately prior to such record date, by

            (ii)    a fraction, (A) the numerator of which shall be the difference of (x) the current per share market price of the Preferred Shares (determined pursuant to Section 11(d) hereof) on such record date, less (y) the fair market value (as determined by the Company Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants in respect of one Preferred Share, and (B) the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of the Preferred Shares on such record date;

provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of beneficial interest of the Company to be issued upon exercise of one Right.

Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (d)    For the purpose of any computation hereunder:

            (i)    The “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or other distribution on such Security payable in shares of such Security or securities convertible into such shares (other than Rights), or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be:

                (x)    the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or The Nasdaq Stock Market LLC (“NASDAQ”) or, if such Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading, or

                (y)    if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use, or

                (z)    if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Company Board;

provided, however, if a Security is not publicly traded as determined in good faith by the Company Board or if one or more of the closing prices for the Trading Days in the applicable period does not reflect a bona fide transaction, bid, or ask, regardless of whether prices are available, obtained or obtainable, or provided pursuant to Section 11(d)(i)(y) or Section 11(d)(i)(z), “current per share market price” shall mean the closing price for such Trading Day as determined in good faith by the Company Board, whose determination shall be described in a statement filed with the Rights Agent.

    The term “Trading Day” shall mean, if the Security is listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such Security is listed or admitted to trading is open for the transaction of business or, if the Security is not so listed or admitted, a Business Day.

            (ii)    If the Preferred Shares are publicly traded, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded but the Common Shares are publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be an amount equal to (A) 1,000 (as such amount may be appropriately adjusted for such events as share splits, share dividends and recapitalizations with respect to Common Shares occurring after the date of this Agreement) multiplied by (B) the current per share market price of the Common Shares. If neither the Common Shares nor Preferred Shares are publicly traded, “current per share market price” shall mean the fair value per share as determined by the Company Board, whose determination shall be described in a statement filed with the Rights Agent.

        (e)    No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundred thousandth of a Preferred Share or one one-thousandth of a Common Share or other share or security as the case may be. Notwithstanding anything to the contrary in this Section 11, any adjustment required by this Section 11 shall be made prior to the Expiration Date.

        (f)    If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of beneficial interest of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (e), (h), (i) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

        (g)    All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of a Preferred Share (or other securities or assets or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h)    Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of a Preferred Share (calculated to the nearest one one-hundred thousandth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandths of a Preferred Share to be purchased upon the exercise of a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i)    The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in lieu of any adjustment in the number of Units of a Preferred Share that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth) obtained by dividing (x) the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the (y) Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

        (j)    Irrespective of any adjustment or change in the Purchase Price or the number of Units of a Preferred Share issuable upon the exercise of a Right, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Units of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder, which shall not alter the effectiveness of any such adjustment or change.

        (k)    Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the fraction of Preferred Share or other shares of beneficial interest of the Company issuable upon exercise of a Right, the Company shall take any action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and nonassessable Preferred Shares or other shares at such adjusted Purchase Price.

        (l)    In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of a Preferred Share and other securities of the Company, if any, issuable upon such exercise over and above the number of Units of a Preferred Share and other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

        (m)    Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its judgment the Company Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current per share market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants hereinabove referred to in Section 11(b), hereafter made by the Company to holders of Preferred Shares shall not be taxable to such holders.

        (n)    Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare and pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of a dividend payable in Common Shares) into a greater or lesser number of Common Shares, then, in each such case, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying (A) the number of Rights associated with each Common Share immediately prior to such event by (B) a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and (2) the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

        (o)    After the earlier of the Share Acquisition Date and the Distribution Date, the Company shall not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

    Section 12.    Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares, a copy of such certificate, and (c) mail or make available a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

    Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

        (a)    In the event that, at any time following the first occurrence of a Section 11(a)(ii) Event, directly or indirectly:

            (x)    the Company shall effect a share exchange, consolidate with, merge with and into, or otherwise combine with any other Person,

            (y)    any Person shall consolidate with, merge with and into, or otherwise combine with the Company, and the Company shall be the continuing or surviving entity of such consolidation, merger or combination, or any Person or Persons shall consummate a share exchange with the Company, and, in connection with such consolidation, merger, combination or share exchange, all or part of the Common Shares shall be changed into or exchanged for shares or other securities of the Company or of any other Person or cash or any other property, or

            (z)    the Company (or one or more of its Subsidiaries) shall sell or otherwise transfer (for the avoidance of doubt, in any manner whatsoever, including by way of lease, sublease, license or sublicense and whether or not for value) to any Person or Persons (other than the Company or any of its wholly owned Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), in one or more transactions, assets, cash flow or earning power aggregating one-half or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) (any such event being a “Section 13 Event”), then, and in each such case, proper provision shall be made so that:

                (i)    each holder of a Right (other than Rights which have become null and void as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof at a price equal to (x) the then-current Purchase Price multiplied by (y) the number of Units of a Preferred Share for which a Right is then exercisable, in accordance with this Agreement and in lieu of

Units of a Preferred Share or Common Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Principal Party, which shares shall not be subject to any liens, encumbrances, rights of call or first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by:

                    (A)    multiplying (x) the then-current Purchase Price by (y) the number of Units of a Preferred Share for which a Right is then exercisable, and

                    (B)    dividing that product by 50% of the current per share market price (determined pursuant to Section 11(d) hereof) of the Common Shares of such Principal Party on the date of consummation of such Section 13 Event;

provided, however, that the Purchase Price and the number of Common Shares of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Shares of such Principal Party after the occurrence of such Section 13 Event;

                (ii)    such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

                (iii)    the term “Company” shall thereafter be deemed to refer to such Principal Party;

                (iv)    such Principal Party shall take such steps (including making available a sufficient number of its Common Shares to permit exercise of all outstanding Rights in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and

                (v)    such Principal Party shall take such steps as may be necessary to assure that, upon the subsequent occurrence of any merger, consolidation, combination, sale or transfer or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Shares of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including authorization of its shares) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

        (b)    “Principal Party” shall mean:

            (i)    in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person that is the issuer of the securities into which the Common Shares are changed or converted in such Section 13 Event, or, if there is more than one such issuer, the issuer of the Common Shares that have the greatest aggregate market value of shares outstanding and (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the Common Shares of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation or combination; and

            (ii)    in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions or if the Person receiving the greatest portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case described in the foregoing clauses (b)(i) or (b)(ii), if the Common Shares of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

        (c)    The Company shall not consummate any Section 13 Event unless, prior to such consummation, (x) the Principal Party has a sufficient number of authorized Common Shares which are not outstanding or otherwise available for issuance (and which shall, when issued upon exercise of the Rights in accordance with this Agreement be duly and validly authorized and issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restriction or limitations on transfer on ownership thereof) to permit the exercise in full of the Rights in accordance with paragraphs (a) and (b) of this Section 13, (y) a registration statement under the Securities Act on an appropriate form with respect to the Rights and the securities purchasable upon exercise of the Rights shall be effective under the Securities Act and (z) the Company and Principal Party shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of paragraphs (a) and (b) of this Section 13 shall promptly be performed in accordance with their terms and that the consummation of such Section 13 Event shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to paragraphs (a) and (b) of this Section 13 and providing that the Principal Party, as soon as practicable after executing and delivering the agreement required pursuant to clause (z) of this Section 13(c), at its own expense, shall:

            (i)    (A) use its best efforts to cause a registration statement under the Securities Act on an appropriate form with respect to the Rights and the securities purchasable upon exercise of the Rights to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date, and (B) take all such action as may be required to enable the Principal Party to issue the securities purchasable upon exercise of the Rights and to assure that any acquisition of such securities upon the exercise of the Rights complies with any applicable state securities or “blue sky” laws, including the registration or qualification of such securities under all requisite securities and “blue sky” laws of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate;

            (ii)    use its best efforts, if the Common Shares of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange, NASDAQ or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange, NASDAQ or such other national securities exchange, or, if the Common Shares of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange, NASDAQ or another national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be authorized for quotation on any other system then in use;

            (iii)    obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights; and

            (iv)    deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

        (d)    If the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares or common share equivalents of such Principal Party at less than the then current per share market price (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Shares or common share equivalents of such Principal Party at less than such then current per share market price or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Shares of such Principal Party pursuant to the provisions of this Section 13, then the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

        (e)    The Company shall not, at any time after the Section 11(a)(ii) Event, enter into any transaction of the type described in clauses (x) through (z) of the first sentence of Section 13(a) hereof, if (i) at the time of or immediately after such Section 13 Event there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Section 13 Event the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

        (f)    The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, combinations, sales or transfers referred to in Section 13(a) hereof.

Section 14.    Fractional Rights and Fractional Shares.

        (a)    The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date as provided in Section 11(n) hereof) or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be:

            (x)    the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or

            (y)    if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use, or

            (z)    if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Company Board.

    If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined by the Company Board shall be used, and such determination shall be described in a statement filed with the Rights Agent.

        (b)    The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercises or exchange of the Rights. Interests in fractions of Preferred Shares which are integral multiples of one one-thousandth of a Preferred Share, may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates with regard to which such fractional Preferred Shares would otherwise be issuable, at the time such Rights are exercised or exchanged as herein provided, an amount in cash equal to the same fraction of the current market value of a whole Preferred Share (as determined in accordance with the method set forth in Section 14(a) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

        (c)    The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon exercise or exchange of the Rights. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, at the time such Rights are exercised or exchanged as herein provided, an amount in cash equal to the same fraction of the current market value of a whole Common Share. For purposes of this paragraph (c), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

        (d)    The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as provided in this Section 14.

Section 15.    Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights; and any registered holder of a Right, without the consent of the Rights Agent or of the holder of any other Right, on such holder’s own behalf and for such holder’s own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

    Section 16.    Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

        (a)    prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares and the Right associated with each such Common Share shall be automatically transferred upon the transfer of each such Common Share;

        (b)    after the Distribution Date, the Rights are transferable (subject to the provisions of this Agreement) only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;

        (c)    subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate (or Book Entry Common Share)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate (or notices provided to holders of Book Entry Common Shares) made by any Person other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

        (d)    notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of the inability of the Company or the Rights Agent to perform any of the Company’s or the Rights Agent’s obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by a governmental, regulatory or administrative agency or commission, prohibiting or otherwise restraining performance of such obligation.

    Section 17.    Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights evidenced thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any action, or to receive notice of meetings or other actions affecting shareholders (except notices to be provided under this Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

    Section 18.    Concerning the Rights Agent.

        (a)    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its counsel, incurred in connection with the execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder, including the reasonable costs and expenses of defending against a claim of liability hereunder.

        (b)    The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in connection with its administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or certificate evidencing Preferred Shares or evidencing other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

    Section 19.    Merger or Consolidation or Change of Name of Rights Agent.

        (a)    Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated or otherwise combined, or any entity resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

        (b)    In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

    Section 20.    Duties of Rights Agent. The Rights Agent undertakes to perform the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

        (a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of current per share market price) be proved or established by the Company prior to taking or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by an Authorized Officer, and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c)    The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

        (d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e)    The Rights Agent shall not be responsible for the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or availability of any Preferred Shares or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or any other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

        (f)    The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

        (g)    The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Authorized Officer, and to apply to any Authorized Officer for advice or instructions in connection with its duties, and shall not be liable for any action taken, or omitted to be taken, by it in good faith in accordance with instructions of any Authorized Officer.

        (h)    The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

        (i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

        (j)    If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

    Section 21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days’ prior notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Common Shares or Preferred Shares, to each transfer agent for the Common Shares or Preferred Shares, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the holders of the Rights Certificates in accordance with Section 26. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Common Shares or Preferred Shares, to each transfer agent for the Common Shares or Preferred Shares, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates in accordance with Section 26. In the event that the Rights Agent or one of its Affiliates is also the transfer agent for the Common Shares or Preferred Shares and the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned as the Rights Agent automatically and be discharged from its duties under this Agreement as of the effective date of such termination (subject to the appointment of a successor Rights Agent pursuant to this Section 21), and the Company shall be responsible for sending the required notice. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be an entity organized and doing business under the laws of the United States of America or any state of the United States of America (so long as such entity is authorized to do business as a banking institution in such state), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus, along with its Affiliates, of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares or Preferred Shares, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates in accordance with Section 26. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

    Section 22.    Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such forms as may be approved by the Company Board to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price and the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date (other than upon exercise of a Right) and prior to the Expiration Date, the Company shall with respect to Common Shares so issued or sold (a) pursuant to the exercise of share options, (b) under any employee benefit plan or arrangement, (c) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, or (d) pursuant to a contractual obligation of the Company, in the case of any of the foregoing clauses (a) through (d) as existing prior to the Distribution Date, issue Rights Certificates evidencing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (x) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, (y) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (z) no such Rights Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Section 23.    Redemption.

        (a)    Subject to Section 23(c) below, the Company Board may, at its option, at any time prior to the first occurrence of a Section 11(a)(ii) Event, redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.0001 per Right, as such amount may be appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such redemption price being the “Redemption Price”). The Company may, at its option, by action of the Company Board, pay the Redemption Price either in Common Shares (based on the current per share market price (as defined in Section 11(d) hereof) of the Common Shares at the time of redemption) or cash or any other form of consideration deemed appropriate by the Company Board and the redemption of the Rights shall be effective at such time and on the basis and with such conditions as the Company Board may establish.

        (b)    Immediately upon the action of the Company Board ordering the redemption of the Rights as provided in Section 23(a) above (or at such later time as the Company Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly give public notice of such redemption and, within ten (10) days after such action of the Company Board ordering the redemption of the Rights, shall mail a notice of redemption to the holders of the then-outstanding Rights in accordance with Section 26, provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

    (c)    Notwithstanding anything to the contrary set forth in Section 23(a) hereof, if a majority of the Company Board is not composed of Continuing Trustees (the first occurrence of such an event, a “Section 23(c) Event”), then for a period of 180 days following the Section 23(c) Event (or such other maximum period then allowed under Maryland law), the Rights shall not be redeemable unless there are Continuing Trustees and a majority of the Continuing Trustees concur with the Company Board’s decision to redeem the Rights.

    Section 24.    Exchange.

        (a)    The Company Board may, at its option, at any time after the first occurrence of a Section 11(a)(ii) Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, as appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such exchange ratio being the “Exchange Ratio”). Notwithstanding the foregoing, the Company Board shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the Beneficial Owner of 50% or more of the Common Shares then outstanding. From and after the occurrence of a Section 13 Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).

    The exchange of the Rights by the Company Board may be made effective at such time, on such basis and with such conditions as the Company Board may establish. Without limiting the generality of the foregoing, in connection with effecting such an exchange, the Company Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Company Board shall then approve (the “Trust Agreement”). If the Company Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Company Board) of the Common Shares issuable pursuant to the exchange, and all or some (as designated by the Company Board) Persons entitled to receive Common Shares pursuant to the exchange shall be entitled to receive such Common Shares (and any dividends or other distributions made thereon after the date on which such Common Shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

    In connection with effecting an exchange pursuant to this Section 24(a) and registering Common Shares in any Person’s name, including any nominee or transferee of a Person, the Company may enter into such arrangements or implement such procedures as it deems necessary or appropriate to minimize the possibility that any Common Shares issuable upon exchange pursuant to this Section 24(a) are received by Persons whose Rights are null and void pursuant to Section 7(e) hereof.

    Any Common Shares issued at the direction of the Company Board in connection with this Section 24(a) shall be validly issued, fully paid and nonassessable Common Shares, and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the Common Shares so issued. Approval by the Company Board of the exchange shall constitute a determination by the Company Board that such consideration is adequate.

        (b)    Immediately upon the effectiveness of the action of the Company Board authorizing the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly provide public notice of any such exchange and shall promptly mail a notice of any such exchange to the holders of such Rights in accordance with Section 26; provided, however, that the failure to give or any defect in any such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

        (c)    In the event that the number of Common Shares authorized but unissued is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, then the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

    Section 25.    Notice of Certain Events.

        (a)    In case the Company shall propose, at any time after the Distribution Date:

            (i)    to pay any dividend payable in shares of beneficial interest of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend),

            (ii)    to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of beneficial interest of any class or any other securities, rights or options,

            (iii)    to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision or combination of outstanding Preferred Shares),

            (iv)    to effect any share exchange, consolidation, combination or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than one-half of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its wholly owned Subsidiaries),

            (v)    to effect the liquidation, dissolution or winding up of the Company, or

            (vi)    to declare or pay any dividend on the Common Shares payable in Common Shares, or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of Rights, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend or distribution of rights or warrants or the date on which such share exchange, consolidation, merger, sale, transfer, liquidation, dissolution, winding up, reclassification, subdivision or combination is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

        (b)    In case any Triggering Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of Rights, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, as the case may be, and (ii) all references in the preceding paragraph (a) to Preferred Shares shall be deemed thereafter to refer also to Common Shares and/or, if appropriate, other securities.

    Section 26.    Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Pillarstone Capital REIT
2600 South Gessner Road, Suite 555
Houston, TX 77063
Attention: President

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: Relationship Management

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right or Rights shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the last address of such holder as shown on the records of the Company, the registry books of the Rights Agent (if after the Distribution Date) or the registry books of the transfer agent for the Common Shares (if prior to the Distribution Date).

    Section 27.    Supplements and Amendments.

        (a)    Except as provided in Section 27(d) below, for so long as the Rights are then redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights.

        (b)    Except as provided in Section 27(d) below, if a Section 23(c) Event has occurred, then for a period of 180 days following the Section 23(c) Event (or such other maximum period then allowed under Maryland law), the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights if (and only if) (i) one or more Continuing Trustees are members of the Company Board and (ii) a majority of such Continuing Trustees approve the supplement or amendment; provided, however, that if a Section 11(a)(ii) Event occurs prior to the termination of such 180-day period (or such other maximum period then allowed under Maryland law), immediately upon the occurrence of such Section 11(a)(ii) Event, any supplements or amendments proposed to be made to this Agreement shall be governed by Section 27(c) below.

        (c)    Except as provided in Section 27(d) below, at any time after the first occurrence of a Section 11(a)(ii) Event, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights, provided, however, that no such supplement or amendment may (i) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other holder of Rights that have become null and void pursuant to Section 7(e) hereof), (ii)

cause this Agreement again to become amendable other than in accordance with this sentence or (iii) cause the Rights again to become redeemable.

        (d)    Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price.

        (e)    Upon the delivery of a certificate from an Authorized Officer which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement. The Rights Agent agrees that time is of the essence in connection with any supplement or amendment to this Agreement that it is directed by the Company to execute in accordance with this Section 27.

        (f)    For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with the Rights Agent or other third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, subscription, trading, issuance or distribution of the Rights (and Units of a Preferred Share or Common Shares), including use of book entry, as contemplated hereby and to ensure that an Acquiring Person does not obtain the benefits thereof, and any supplement or amendment of this Agreement in respect of the foregoing shall be deemed to not adversely affect the interests of the holders of Rights.

    Section 28.    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

    Section 29.    Determinations and Actions by the Company Board. Except as otherwise specifically provided in Section 7(e)(iii)(B) and Section 27(b) hereof with respect to the Continuing Trustees, the Company Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Company Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination whether to redeem or not redeem the Rights or to amend or not amend this Agreement and whether any proposed amendment adversely affects the interest of the holders of Rights). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Company Board acting in its sole and absolute discretion, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons and (y) not subject the Company Board or any member thereof to any liability to the holders of the Rights.

    Section 30.    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, holders of Common Shares and, on the Distribution Date, the Class C Holders) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, holders of Common Shares and, on the Distribution Date, the Class C Holders).

    Section 31.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 32.    Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts to be made and performed entirely in such State, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any jurisdiction other than such State. The laws of the State of Maryland, including its conflicts of laws, shall govern the Rights Agent’s rights, duties and obligations hereunder. The courts of the State of Maryland and of the United States of America located in the State of Maryland (the “Maryland Courts”) shall have exclusive jurisdiction over any suit, action or proceeding arising out of or relating to or concerning this Agreement and the transactions contemplated hereby, and any Person commencing or otherwise involved in any such litigation shall waive any objection to the laying of venue of such litigation in the Maryland Courts and shall not plead or claim in any Maryland Court that such litigation brought therein has been brought in an inconvenient forum. The Company and the registered holders of Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Shares) each hereby waive, to the fullest extent permitted by applicable law, any objection that they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in this Section 32 (or the appellate courts thereof). The Company and the registered holders of Rights Certificates (and prior to the Distribution Date, the registered holders of Shares of Common Shares) each hereby agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court will be conclusive and binding upon such Persons. Notwithstanding the foregoing, the Company and the Rights Agent may mutually agree to a jurisdiction other than Maryland for any litigation directly between the Company and the Rights Agent arising out of or relating to this Agreement.

    Section 33.    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party hereto has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). A facsimile, .pdf signature or other electronic or digital signature delivered electronically shall constitute an original signature for all purposes.

    Section 34.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including acts of God, epidemics, pandemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest. The Rights Agent shall provide the Company prompt notice as soon as practicable in the event that any such delay or failure in performance occurs and keep the Company apprised of developments and mitigation effort with respect thereto.

    Section 35.    Headings; Interpretation. Headings of the Sections of this Agreement and of the exhibits hereto and the table of contents are for convenience of the parties hereto only and shall be given no substantive or interpretative effect whatsoever. As used in this Agreement: (a) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; (b) the words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement, unless otherwise specified, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and (d) unless otherwise expressly provided herein, any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, and includes any rules or regulations promulgated thereunder. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

Section 36.    Administration. Without limiting any of the rights, duties, immunities and obligations of the Rights Agent, the Company Board shall have the exclusive power and authority to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Company Board or the Company or as may be necessary or advisable in the administration of this Agreement. Without limiting any of the rights, duties, immunities and obligations of the Rights Agent, all such actions, calculations, determinations and interpretations which are done or made by the Company Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, holders of the Rights and all other parties and shall not subject the Company Board to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Company Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

PILLARSTONE CAPITAL REIT

By: /s/ Dennis Chookaszian
Name: Dennis Chookaszian
Title: Authorized Signatory

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Rights Agent

By: /s/ Joseph Dooley
Name: Joseph Dooley
Title: Senior Relationship Manager
Date: 12/27/2021

Exhibit A

FORM OF
PILLARSTONE CAPITAL REIT
ARTICLES SUPPLEMENTARY
FOR
SERIES D PREFERRED SHARES

    Pillarstone Capital REIT, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: Under a power contained in Section 6.3 of Article VI of the Articles of Amendment and Restatement of the Declaration of Trust of the Trust, as amended and supplemented (the “Declaration of Trust”), the Board of Trustees of the Trust (the “Board”), by duly adopted resolutions, classified and designated one million (1,000,000) authorized but unissued preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”), as Series D Preferred Shares, par value $0.01 per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Declaration of Trust, shall become part of Article VI of the Declaration of Trust, with any necessary or appropriate renumbering or relettering of the Sections or subsections hereof and thereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Declaration of Trust.

Series D Preferred Shares

    1.    Designation and Amount. A series of Preferred Shares designated as “Series D Preferred Shares” (the “Series D Preferred Shares”) is hereby established, and the number of shares constituting the Series D Preferred Shares shall be 1,000,000. The Board, with the approval of a majority of the entire Board and without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the number of Series D Preferred Shares; provided that no decrease shall reduce the number of Series D Preferred Shares to a number less than the number of shares then outstanding plus the number of shares available for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Trust convertible into or exchangeable for Series D Preferred Shares.

    2.    Dividends and Other Distributions.

        (A)    Subject to the prior and superior rights of the holders of any class or series of shares of beneficial interest of the Trust ranking prior and superior to the Series D Preferred Shares with respect to dividends, the holders of Series D Preferred Shares, in preference to the holders of common shares of beneficial interest, par value $0.01 per share, of the Trust (the “Common Shares”), and any other class or series of shares of beneficial interest of the Trust ranking junior to the Series D Preferred Shares, shall be entitled to receive, when, as and if authorized by the Board and declared by the Trust out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series D Preferred Share or fraction of a Series D Preferred Share, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), in each case declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series D Preferred Shares or fraction of a Series D Preferred Share.

    In the event that the Trust shall at any time after December 27, 2021 (the “Rights Declaration Date”) declare or pay any dividend on the Common Shares payable in Common Shares or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which the holders of Series D Preferred Shares were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

        (B)    No dividend or other distribution shall be paid on the Common Shares (other than a dividend payable in Common Shares) unless the Trust shall declare a dividend or distribution on the Series D Preferred Shares as provided in paragraph (A) of this Section concurrently or immediately after it declares such dividend or distribution on the Common Shares.

        (C)    Dividends shall begin to accrue and be cumulative on outstanding Series D Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issuance of such shares, unless the date of issuance of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issuance of such shares, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series D Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Series D Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of Series D Preferred Shares entitled to receive payment of a dividend or other distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

    3.    Voting Rights. The holders of Series D Preferred Shares shall have the following voting rights (subject to Sections 10 and 11 of this FIRST ARTICLE):

        (A)    Subject to the provision for adjustment hereinafter set forth, and subject to paragraphs (B) and (C) of this Section 3 below, each Series D Preferred Share shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Trust. In the event the Trust shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series D Preferred Share were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common

Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

        (B)    Except as otherwise provided herein or in the terms of any other class or series of preferred shares of beneficial interest of the Trust or any similar share of beneficial interest of the Trust, the holders of Series D Preferred Shares and the holders of Common Shares and any other shares of beneficial interest of the Trust having general voting rights shall vote together as a single class on all matters submitted to a vote of shareholders of the Trust.

        (C)    Except as set forth herein (including pursuant to Section 11 of this FIRST ARTICLE), holders of Series D Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any action.

    4.    Certain Restrictions.

        (A)    Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series D Preferred Shares outstanding shall have been paid in full, the Trust shall not:

        (i)    declare or pay dividends, or make any other distributions, on or redeem or purchase or otherwise acquire for consideration any shares of beneficial interest ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Shares other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of share options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted shares, restricted share units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; or (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, trustees, former trustees, consultants or former consultants of the Trust or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired;

        (ii)    declare or pay dividends, or make any other distributions, on any shares of beneficial interest ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Shares, except dividends paid ratably on the Series D Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

        (iii)    except pursuant to provisions of the Declaration of Trust providing for limitations or restrictions on ownership of securities of the Trust which are, expressly or by implication, included to protect the status of the Trust as a real estate investment trust under the Internal Revenue Code, redeem or purchase or otherwise acquire for consideration any shares of beneficial interest ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Shares, provided that the Trust may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for any shares of beneficial interest of the Trust ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Preferred Shares; or

        (iv)    except pursuant to provisions of the Declaration of Trust providing for limitations or restrictions on ownership of securities of the Trust which are, expressly or by implication, included to protect the status of the Trust as a real estate investment trust under the Internal Revenue Code, redeem or purchase or otherwise acquire for consideration any Series D Preferred Shares, or any shares of beneficial interest ranking on a parity with the Series D Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B)    The Trust shall not permit any subsidiary of the Trust to purchase or otherwise acquire for consideration any shares of beneficial interest of the Trust, unless the Trust could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    5.    Reacquired Shares. Any Series D Preferred Shares purchased or otherwise acquired by the Trust in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new class or series of Preferred Shares, subject to any conditions and restrictions on issuance set forth herein.

    6.    Liquidation, Dissolution or Winding Up.

        (A)    Upon any liquidation, dissolution or winding up of the Trust, no distribution shall be made (i) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Shares, unless, prior thereto, the holders of the Series D Preferred Shares shall have received an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to the holders of Common Shares or (ii) to the holders of shares of beneficial interest ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Shares, except distributions made ratably on the Series D Preferred Shares and all such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

        (B)    In the event the Trust shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series D Preferred Shares were entitled immediately prior to such event pursuant to clause (i) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

    7.    Consolidation, Merger, etc. In case the Trust shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares, stock, securities, cash and/or any other property, then in any such case each Series D Preferred Share shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is exchanged or changed. In the event the Trust shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Shares payable in Common Shares or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series D Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

    8.    Redemption. The Series D Preferred Shares shall not be redeemable.

    9.    Ranking. The Series D Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all shares of any other class or series of Preferred Shares, unless the terms of any such other class or series shall provide otherwise, and shall rank senior to the Common Shares as to such matters.

    10.    Fractional Shares. The Series D Preferred Shares may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Preferred Shares on such proportionate basis.

    11.    Amendment. At any time that any Series D Preferred Shares are outstanding, the Declaration of Trust shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series D Preferred Shares, voting separately as a class.

    12.    Ownership Restrictions. The Series D Preferred Shares shall be subject to the restrictions and limitations set forth in Section 7.2 of Article VII of the Declaration of Trust.

    13.    Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of any class or series of shares of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

    SECOND: The Series D Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.

    THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

    FOURTH: The undersigned acknowledge these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of the undersigned’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

    IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed under seal in its name and on its behalf by the authorized signatory below and attested to by the authorized signatory below on this December 27, 2021.

PILLARSTONE CAPITAL REIT

By:
Name::
Title:

ATTEST:

By:
Name::
Title:

Exhibit B

Form of Rights Certificate

Certificate No. R-______
No. of Rights: ______

    NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Rights Certificate

PILLARSTONE CAPITAL REIT

    This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms and conditions of the Rights Agreement, dated as of December 27, 2021 (as amended from time to time, the “Rights Agreement”), between Pillarstone Capital REIT, a Maryland real estate investment trust (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to the earliest of (i) 5:00 P.M., New York City time, on December 27, 2024, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement providing for such transaction that has been approved by the Board of Trustees of the Company, at which time the Rights are terminated, (iv) the Business Day (as defined in the Rights Agreement) immediately following the Company’s 2022 annual meeting of shareholders (including any adjournment thereof) if the Rights Agreement shall not have been approved, on or before such date, by the affirmative vote of the holders of a majority of the voting power present, in person or by proxy, and entitled to vote at a meeting of the Company’s shareholders duly held in accordance with the Articles of Amendment and Restatement of the Declaration of Trust of the Company, as amended and supplemented, the Company’s bylaws and Maryland law, and (v) the time at which the Rights are exchanged pursuant to the Rights Agreement (such earliest date being the “Expiration Date”), at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid and nonassessable Series D Preferred Share, par value $0.01 per share, of the Company (each, a “Preferred Share”) at the purchase price (the “Purchase Price”) of $7.00 per one one-thousandth of a Preferred Share (each such one one-thousandth of a Preferred Share being a “Unit”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Units of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 27, 2021, based on the Preferred Shares as constituted at such date.

    As provided in the Rights Agreement, the Purchase Price, the number of Units of a Preferred Share (or other securities or property) which may be purchased upon the exercise of the Rights and the number of

Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

    If the Rights evidenced by this Rights Certificate are at any time beneficially owned by or transferred to any person who is or becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (each as defined in the Rights Agreement) or certain transferees thereof, such Rights will become null and void and will no longer be transferable.

    This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and the principal office of the Rights Agent and are available from the Company and the Rights Agent upon written request therefor.

    This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

    Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed by the Company at a redemption price of $0.0001 per Right or (ii) may be exchanged, in whole or in part, for the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).

    No fractional Preferred Shares or Common Shares will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Shares which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

    No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

    This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

    WITNESS the facsimile signature of the proper officers of the Company and its seal. Dated as of __________.

PILLARSTONE CAPITAL REIT

By:
Name::
Title:

ATTEST:

By:
Name::
Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent

By:
Name::
Title:

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

    FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto ______________________________________________________________ _____________________________________________________________________________
(Please print name and address of transferee)

[all][______] of the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated: __________________

Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

..............................................................................................................

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate (1) are not beneficially owned by, and are not being sold, assigned or transferred by or on behalf of, a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) are not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) after due inquiry, and to the best of the knowledge of the undersigned, were not acquired from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

Form of Reverse Side of Rights Certificate - continued

FORM OF ELECTION TO PURCHASE

(To be executed if the holder desires to
exercise Rights evidenced by the Rights Certificate.)

To: Pillarstone Capital REIT

    The undersigned hereby irrevocably elects to exercise ____________________ Rights evidenced by this Rights Certificate to purchase the Units of a Preferred Share (or such other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Units (or such other securities or property) be issued in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

_________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated: __________________

Signature

(Signature must conform to holder specified on Rights Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Form of Reverse Side of Rights Certificate - continued

..............................................................................................................
(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate (1) are not beneficially owned by, and are not being sold, assigned or transferred by or on behalf of, a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) are not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) after due inquiry, and to the best of the knowledge of the undersigned, were not acquired from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

______________________________________________________________________________

NOTICE

    The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

    In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as each such term is defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES

    On December 26, 2021, the Board of Trustees (the “Company Board”) of Pillarstone Capital REIT, a Maryland real estate investment trust (the “Company”), authorized and the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding common share of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”). The dividend is payable on December 27, 2021 (the “Record Date”), to the holders of record of Common Shares as of 5:00 P.M., New York City time, on the Record Date. The description and terms of the Rights are set forth in a Rights Agreement, dated as of December 27, 2021 (as the same may be amended from time to time, the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

    For those interested in a summary of the terms of the Rights Agreement, we provide the following description. Please note, however, that this description is only a summary, does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement, which is incorporated herein by reference. The Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A filed on December 27, 2021. A copy of the Rights Agreement is available free of charge from the Company upon request.

The Rights

    The Rights will be issued in respect of all Common Shares outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Shares, and the record holders of Common Shares will be the record holders of the Rights. The Rights will be evidenced only by certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) that evidence Common Shares. Rights will also be issued in respect of any Common Shares issued by the Company after the Record Date and, subject to certain exceptions specified in the Rights Agreement, prior to the earlier of the Distribution Date (as defined below) and the Expiration Date (as defined below).

Exercise; Distribution Date; Transfer of Rights; Right Certificates

    The Rights are not exercisable until the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase from the Company one one-thousandth (a “Unit”) of a Series D Preferred Share, par value $0.01 per share, of the Company (each, a “Preferred Share”), at a purchase price of $7.00 per Unit (the “Purchase Price”), subject to adjustment as provided in the Rights Agreement.

    The “Distribution Date” is the earlier of (i) the tenth business day after the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or such earlier date, as determined by the Company Board, on which an Acquiring Person has become such and (ii) such date (prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person), if any, as may be determined by the Company Board following the commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person. A person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 5% (20% in the case of a passive institutional investor) or more of the outstanding Common Shares, except in certain situations specified in the Rights Agreement.

    Certain synthetic interests in securities created by derivative positions – whether or not such interests are considered to be ownership of the underlying Common Shares or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended – are treated as beneficial ownership of the number of Common Shares equivalent to the economic exposure created by the derivative security, to the extent actual underlying Common Shares are directly or indirectly beneficially owned by the counterparty to such derivative security (or by a counterparty to such first counterparty, or any other successive counterparty). Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are exempted from such imputed beneficial ownership.

    Until the Distribution Date, the Rights will be transferred with and only with the Common Shares, and any transfer of Common Shares will constitute a transfer of associated Rights. After the Distribution Date, the Rights will separate from the Common Shares and, as soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

    On the Distribution Date (or such earlier time as required by the Operating Partnership Agreement), proper provision shall be made by the Company in order to provide each holder (other than the Company) (a “Partnership Unit Holder”) of partnership units in Pillarstone Capital REIT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), designated as “Class A Units” (“Partnership OP Units”) and/or of any other class of partnership units in the Operating Partnership designated as other than “Class A Units” (“Partnership Preference Units”) with the number of Rights, evidenced by Rights Certificates, if any, as would be issued to the applicable Partnership Unit Holder as if (i) the Partnership Unit Holder had exercised its rights that it has to require the Company to redeem from time to time part or all of the Partnership Unit Holder’s Partnership OP Units for the consideration set forth in the Operating Partnership Agreement (the “Partnership Unit Redemption Rights”) with respect to all Partnership OP Units (assuming that all Partnership Preference Units held by the Partnership Unit Holder, to the extent such Partnership Preference Units were so convertible, had been converted into Partnership OP Units in accordance with the terms of such Partnership Preference Units, any term sheets related thereto and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 8, 2016, as amended and in effect as of the date of the Rights Agreement (the “Operating Partnership Agreement”) held by the Partnership Unit Holder immediately prior to the Distribution Date and (ii) the Company had elected to satisfy the Partnership Unit Redemption Rights by paying the Partnership Unit Holder the Shares Amount (defined as the “Shares Amount” as defined in the Operating Partnership Agreement) (rather than the Cash Amount (defined as the “Cash Amount” as defined in the Operating Partnership Agreement)) (such Shares Amount to be calculated without giving effect to any issuance, exercise or exchange of any Rights) immediately prior to the Distribution Date pursuant to the terms and conditions of the Operating Partnership Agreement.

    On the Distribution Date, proper provision shall be made by the Company in order to provide each holder (other than the Company) of Class C Convertible Preferred Shares of beneficial interest, presently $0.01 par value per share, of the Company (“Class C Preferred Shares”) with the number of Rights, evidenced by Rights Certificates, as would be issued to such holder as if such holder had converted all of its Class C Preferred Shares into Common Shares immediately prior to the Distribution Date.

Expiration Date

    The Rights will expire on the earliest of (i) the close of business on December 27, 2024, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the closing of any merger or other acquisition transaction involving the Company that has been approved by the Company Board, at which time the Rights are terminated, (iv) the Business Day (as defined in the Rights Agreement) immediately following the Company’s 2022 annual meeting of shareholders (including any adjournment thereof) if the Rights Agreement shall not have been approved, on or before such date, by the affirmative vote of the holders of a majority of the voting power present, in person or by proxy, and entitled to vote at a meeting of the Company’s shareholders duly held in accordance with the Articles of Amendment and Restatement of the Declaration of Trust of the Company, as amended and supplemented, the Company’s bylaws and Maryland law, and (v) the time at which the Rights are exchanged pursuant to the Rights Agreement (such earliest date, the “Expiration Date”).

Consequences of a Person or Group Becoming an Acquiring Person

    Flip-In Trigger. If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will thereupon become null and void) will thereafter have the right to receive upon exercise of a Right that number of Common Shares having a market value of two times the Purchase Price.

    Flip-Over Trigger. If, after any person or group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger, consolidation or combination or 50% or more of its consolidated assets, cash flow or earning power are transferred, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of common shares of the person (or its parent) with whom the Company has engaged in the foregoing transaction having a market value of two times the Purchase Price.

    Exchange Feature. At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by an Acquiring Person of 50% or more of the outstanding Common Shares, the Company Board may exchange the Rights (other than Rights owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right.

Redemption of the Rights

    At any time before any person or group of affiliated or associated persons becomes an Acquiring Person, the Company Board may redeem the Rights in whole, but not in part, for $0.0001 per Right (the “Redemption Price”); provided that if a majority of the Company Board is not composed of Continuing Trustees (a “Section 23(c) Event”), then for a period of 180 days following the first occurrence of a Section 23(c) Event (or such other maximum period then allowed under Maryland law), the Rights cannot be redeemed unless there are Continuing Trustees (as defined below) and a majority of the Continuing Trustees concur with the Company Board’s decision to redeem the Rights. The Redemption Price is payable, at the option of the Company, in cash, Common Shares or such other form of consideration as the Company Board shall determine. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Redemption Price will be subject to adjustment in accordance with the Rights Agreement. The term “Continuing Trustee” means any member of the Company Board who is not an Acquiring Person (or an affiliate or associate of an Acquiring Person) or a representative or nominee of an Acquiring Person (or of an affiliate or associate of an Acquiring Person), and who either (x) was a member of the Company Board immediately prior to the date of the Rights Agreement or (y) on or subsequent to the date of the Rights Agreement became a member of the Company Board and whose nomination for election or election to the Company Board is recommended or approved by a majority of the Continuing Trustees.

Amendment

    For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. If a Section 23(c) Event occurs, then for a period of 180 days following the Section 23(c) Event (or such other maximum period then allowed under Maryland law), the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner if (i) one or more Continuing Trustees are members of the Company Board and (ii) a majority of such Continuing Trustees approve the amendment; provided that if any person or group of affiliated or associated persons becomes an Acquiring Person prior to the termination of such 180-day period, any proposed amendments will be governed by the following sentence. At any time after any person or group of affiliated or associated persons becomes an Acquiring Person, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof).

Shareholder Rights

    Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of the Company by virtue of holding such Right, including, without limitation, the right to vote and to receive dividends.

Anti-Dilution Provisions

    The Company Board may adjust the Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a share dividend, a share split, a reclassification of the Preferred Shares or Common Shares or certain other specified transactions. No adjustments to the Purchase Price of less than 1% are required to be made.

Description of the Preferred Shares

    Each Unit of a Preferred Share, if issued:

•Will not be redeemable.
•Will entitle holders to quarterly dividend payments of an amount equal to the dividend paid on one Common Share.
•Will entitle holders upon liquidation either to receive an amount equal to the payment made on one Common Share.
•Will have the same voting power as one Common Share.
•If Common Shares are exchanged as a result of a merger, consolidation or a similar transaction, will entitle holders to a per share payment equal to the payment made on one Common Share.

    The value of one Unit of a Preferred Share should approximate the value of one Common Share.